EXHIBIT 23.5

CONSENT OF HAAS PETROLEUM ENGINEERING SERVICES, INC.

We hereby consent to the references to us under the captions “Summary—Recent Developments,” “Summary Oil and Gas Data—Estimated Reserve Data,” “Business and Properties—Resaca’s Proved Reserves,” “Risk Factors—Risks Relating to the Combined Company’s Business,” “—Risks Relating to the Oil and Gas Industry,” and “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-164551) of Resaca Exploitation, Inc.

/s/ Robert W. Haas
HAAS PETROLEUM ENGINEERING SERVICES, INC. –F002950
Dallas, Texas
April 27, 2010